EXHIBIT 99.3

Pro-Forma Financial Information

The following unaudited pro-forma data provides the balance sheet as of December 31, 2018 and summarizes the result of the operations for the nine months ended September 30, 2019 as if the acquisition of Firetainment, Inc. had been completed on January 1, 2018. The pro-forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place on January 1, 2018.

Pro-Forma
Consolidated Balance Sheets
(Unaudited)

	At September 30, 2019
	Firetainment	Viabuilt	Pro-Forma Adjustments	(a)	Combined
ASSETS
CURRENT ASSETS
Cash	$30,340	$-	-		$30,340
Accounts receivable, net	17,038	-	-		17,038
Inventory	65,424	-	-		65,424
Other current assets	4,524	-	-		4,524
Total Current Assets	117,326	-	-		117,326

FIXED ASSETS, NET	76,019	-	-		76,019

TOTAL ASSETS	$193,345	$-	-		$193,345

LIABILITIES AND STOCKHOLDERS DEFICIT
CURRENT LIABILITIES
Line of credit - related party	$119,790	$-	$-		$119,790
Related party advances	471,150	-	-		471,150
Notes payable	198,175	-	-		198,175
Finance lease liability, current portion	13,405	-	-		13,405
Accounts payable	78,674	12,705	-		91,379
Due to related party	-	80,437	(80,437)		-
Accrued expenses	104,814	32,669	-		137,483
Total Current Liabilities	986,008	125,811	(80,437)		1,031,382
NON-CURRENT LIABILITIES
Finance lease liability	47,972	-	-		47,972
Derivative liability	-	525,274	-		525,274
Convertible debt	-	97,058	-		97,058
Total Long-Term Debt	47,972	622,332	-		670,804
Total Liabilities	1,033,980	748,143	(80,437)		1,701,686

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS DEFICIT
Common Stock	100	1,235	6,900		8,235
Additional paid-in-capital	124,000	123,870	(799,711)		(667,706)
Accumulated deficit	(964,735)	(873,248)	873,248		(964,735)
	(840,635)	(748,143)	80,437		(1,508,341)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$193,345	$-	-		$193,345

(a)	On December 23, 2019, Viabuilt Ventures, Inc. completed a Share Exchange with Firetainment, Inc. As a result of the share exchange, Firetainment, Inc. became a wholly owned subsidiary of Viabuilt Ventures, Inc. As a result, the shareholders of Firetainment, Inc. owned a majority (85%) of the voting stock of Viabuilt Ventures, Inc. The transaction was regarded as a reverse merger whereby Firetainmnet, Inc. was considered to be the accounting acquirer as it retained control of Viabuilt Ventures, Inc. after the exchange. Although the Company is the legal parent company, the share exchange was treated as a recapitalization of Firetainmnet, Inc. Firetainment, Inc. is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if Firetainment, Inc. had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

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Pro-Forma

Consolidated Statements of Operations

(Unaudited)

	Nine months ended September 30, 2019
	Firetainment Nine Months	Viabuilt Nine Months	Pro-Forma Adjustments	(b)	Combined

Revenue	$750,492	$-	-		$750,492
Cost of goods sold	520,491	-	-		520,491
Gross profit	230,001	-	-		230,001

General and administrative expenses	158,485	22,297	(22,297)		158,485
Selling expense	19,133	-	-		19,133
Salaries and wages	29,128	-	-		29,128
	206,746	22,297	(22,297)		206,746

Income (loss) from operations	23,255	22,297	(22,297)		23,255

Other income/ (expense)
Interest expenses	(57,671)	(84,848)	84,848		(57,671)
Other income (expense)	-	(26,627)	26,627		-
Total other income/ (expenses)	(57,671)	(111,475)	111,475		(57,671)

Provision for income taxes	-	-			-

Net loss	$(34,416)	$(133,772)	$133,772		$(34,416)

Net loss per common share - basic and diluted	$(344)	$(0.11)	$0.11		$(0.01)

Weighted average number of shares outstanding
during the year - basic and diluted	100	1,179,848			7,003,383

(b)	The share exchange was treated as a recapitalization of Firetainment, Inc. and is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if Firetainment, Inc. had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

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